                                                                   EXHIBIT 10.30

NEITHER THIS SENIOR SECURED CONVERTIBLE DEBENTURE NOR ANY SECURITIES ISSUABLE UPON CONVERSION THEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). NO SALE OR DISPOSITION OF THIS DEBENTURE OR SUCH SECURITIES MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR UPON RECEIPT OF AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.



                         CONTINUUS SOFTWARE CORPORATION

                      SENIOR SECURED CONVERTIBLE DEBENTURE

                                                             September 23, 1997
$6,000,000                                                   Irvine, California



        For value received, CONTINUUS SOFTWARE CORPORATION, a California corporation (the "Company"), hereby promises to pay to LONDON PACIFIC LIFE & ANNUITY COMPANY, a North Carolina joint stock life insurer (the "Lender" or "Holder"), or order, at the office of Lender, the principal amount of Six Million Dollars ($6,000,000) or such lesser amount as shall equal the principal amount outstanding hereunder, together with accrued and unpaid interest thereon, payable on the dates and in the manner set forth in this Senior Secured Convertible Debenture (the "Debenture"). The transfer of this security may be registered upon books maintained for that purpose by or on behalf of the issuer. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the "Maturity Date," which date shall be the earlier of (i) September 23, 2002, (ii) the occurrence of a Company Liquidity Event (as defined below); or (iii) when such amounts are declared due and payable by the Holder or made automatically due and payable upon or after the occurrence of an Event of Default (as defined below).

        THE OBLIGATIONS DUE UNDER THIS DEBENTURE ARE SECURED BY A SECURITY AGREEMENT DATED AS OF THE DATE HEREOF AND EXECUTED BY THE COMPANY IN FAVOR OF THE HOLDER (THE "SECURITY AGREEMENT"). ADDITIONAL RIGHTS OF THE HOLDER ARE SET FORTH IN THE SECURITY AGREEMENT.


                                       1.

1.      PAYMENT OF PRINCIPAL, INTEREST AND FEES.

        (a) PAYMENT OF INTEREST. Interest is due and payable on the unpaid balance of the Debenture quarterly in arrears on the first day of each January, April, July and October, commencing on October 1, 1997, at the rate of 12% per annum until the principal amount shall become due and payable (whether at maturity, by reason of acceleration or otherwise).

        (b) METHOD OF PAYMENT. All payments of principal and all payments of interest shall be made by the Company to the Lender at its office in immediately available funds by wire transfer, on or before 12:00 noon (California time) on the due date thereof, free and clear of, and without any deduction or withholding for, any taxes or other payments.

        (c) COMPUTATION OF INTEREST AND FEES. Interest and all fees payable hereunder shall be computed daily on the basis of a year of 360 days and paid for the actual number of days for which due. If the due date for any payment of principal is extended by operation of law, interest shall be payable for such extended time. If any payment required by this Debenture becomes due on a day that is not a Business Day such payment may be made on the next succeeding Business Day, and such extension shall be included in computing interest in connection with such payment. For purposes of this Debenture, a "Business Day" shall be any day other than a Saturday, Sunday, legal holiday or other day on which banks in California are required or permitted by law to close.

        (d) COMPANY LIQUIDITY EVENT. Upon the earlier of (i) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock (whether for the account of the Company or for the account of one or more shareholders of the Company) of the Company to the public at an aggregate offering price of not less than $15,000,000 and at a public offering price (prior to underwriters' discounts and expenses) equal to or exceeding $5.25 per share of Common Stock, subject to adjustment for stock dividends, combinations or splits with respect to such shares, or (ii) a merger or consolidation of the Company with or into any other corporation or corporations, or the merger of any other corporation or corporations into the Company, in which consolidation or merger the shareholders of the Company receive distributions in cash or in securities of another corporation or corporations as a result of such consolidation or merger (excluding in any event a merger the sole purpose of which is to change the state of incorporation of the Company), or a sale of all or substantially all of the assets of the Company (in the case of either (i) or (ii) above, a "Company Liquidity

                                       2.

Event"), the Lender must, in its sole discretion, demand either (A) the immediate repayment of this Debenture in accordance with Section 1(e) below, payable by the Company from the proceeds of the Company Liquidity Event, or (B) the conversion of this Debenture in accordance with Section 2 herein. The Company shall be required to give the Lender at least 10 days' prior written notice of the date upon which a Company Liquidity Event shall take place (and estimating the proposed value of the Company's Common Stock upon such Company Liquidity Event), and the Lender shall be required to notify the Company in writing of its demand upon the Company Liquidity Event within 5 days of the Company's notice to the Lender of the Company Liquidity Event.

                      (e)    REPAYMENT UPON COMPANY LIQUIDITY EVENT.

                             (i) In the event that the Lender demands
repayment of this Debenture in connection with a Company Liquidity Event described in Section 1(d)(i) above, the Company shall be required to repay this Debenture by paying to the Lender an amount equal to the outstanding principal amount of this Debenture (the "Redemption Amount") plus any accrued interest thereon, payable in full.

                             (ii) In the event that the Lender demands repayment
of this Debenture in connection with a Company Liquidity Event described in
Section 1(d)(ii) above, the Company shall be required to repay this Debenture by paying to the Lender an amount equal to (A)(1) 0.1 multiplied by the number of years between the date of this Debenture and the date of the distribution, if any, to the Company's shareholders upon the Company Liquidity Event (with any partial year pro-rated based on the ratio that the number of days in such partial year bears to 365), plus (2) one, multiplied by (B) the outstanding principal amount of this Debenture (the product of (A) and (B) being referred to as the "Special Redemption Amount") plus any accrued interest on the outstanding principal amount; provided, however, that the Special Redemption Amount shall be reduced to an amount (but not to an amount less than the Redemption Amount), such that the ratio (A) the Special Redemption Amount bears to (B) the Redemption Amount, is always equal to the ratio (X) the aggregate per share liquidation preference received by holders of the Series E Preferred Stock pursuant to Section B(3)(a) of Article III of the Company's Amended and Restated Articles of Incorporation bears to (Y) $2.10.

2.      CONVERSION.

        This Debenture shall be convertible into shares of the Company's Common Stock (the "Shares"), at a purchase price per share of $2.10 (the "Conversion Price"), subject to adjustment pursuant to the provisions set forth below, upon the earlier of (i) the receipt by the Company from the Lender at any time of written notice of the Lender's election to convert this Debenture in its entirety or (ii) upon a Company Liquidity Event at the option and in the sole election of the Lender as described in Section 1(d) above.

                                       3.

        (a) STOCK DIVIDENDS, SPLITS, ETC. If the Company declares or pays a dividend on its common stock payable in common stock or other securities, or subdivides the outstanding common stock into a greater amount of common stock, then upon conversion of this Debenture, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

        (b) RECLASSIFICATION, EXCHANGE OR SUBSTITUTION. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon conversion of this Debenture, Holder shall be entitled to receive, upon conversion of this Debenture, the number and kind of securities and property that Holder would have received for the Shares if this Debenture had been exercised immediately before such reclassification, exchange, substitution, or other event. The Company or its successor shall promptly issue to Holder a new debenture for such new securities or other property. The new debenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2 including, without limitation, adjustments to the Conversion Price and to the number of securities or property issuable upon exercise of the new debenture. The provisions of this Section 2(b) shall similarly apply to successive reclassifications, exchanges, substitutions or other events.

        (c) ADJUSTMENTS FOR COMBINATIONS, ETC. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Conversion Price and the number of shares issuable upon exercise of this Debenture shall be proportionately increased.

        (d) ADJUSTMENTS FOR DILUTING ISSUANCES. The Conversion Price and the number of Shares issuable upon the exercise of this Debenture shall be subject to adjustments from time to time, in the manner set forth on Appendix I in the event of Diluting Issuances (as defined in Appendix I).

        (e) NO IMPAIRMENT. The Company shall not, by amendment of its Articles of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Debenture by the Company, but shall at all times in good faith assist in carrying out all the provisions of this Section 2 and in taking all such action as may be necessary or appropriate to protect the Holder's rights under this Section 2 against impairment. If the Company takes any action affecting the Shares or its common stock other than as described above that adversely affects the Holder's rights under this Debenture, the Conversion Price shall be adjusted downward and the number of Shares

                                       4.

issuable upon exercise of this Debenture shall be adjusted upward in such a manner that the aggregate Conversion Price of this Debenture is unchanged.

        (f) CERTIFICATE AS TO ADJUSTMENTS. Upon each adjustment of the Conversion Price, the Company at its expense shall promptly compute such adjustment, and furnish the Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish the Holder a certificate setting forth the Conversion Price in effect upon the date thereof and the series of adjustments leading to such Conversion Price.

3.      EVENTS OF DEFAULT.

        There shall be an Event of Default hereunder if any of the following events occurs:

        (a) the Company shall fail to pay when due (i) any amount of principal on the due date hereunder, or (ii) any amount of interest thereon or any fees or expenses payable hereunder on the due date and such payment shall not have been made within three Business Days of the scheduled due date thereof; or

        (b) the Company shall fail to perform any term, covenant or agreement contained in Section 6 of the Senior Secured Convertible Debenture Purchase Agreement between the Company and the Lender of even date herewith (the "Senior Secured Convertible Debenture Purchase Agreement"), and (i) such default shall continue for 15 days after written notice of such default is given by the Lender to the Company and (ii) if such failure is not curable within such 15 day period, but is reasonably capable of cure within 45 days, either (aa) such failure shall continue for 45 days or (bb) the Company shall not have commenced a cure in a manner reasonably satisfactory to the Lender within the initial 15 day period; or

        (c) the Company shall fail to perform any term, covenant or agreement (other than in respect of part (a) of this Section 3) contained in this Debenture or in the Security Agreement, and (i) such default shall continue for 15 days after written notice of such default is given by the Lender to the Company and (ii) if such failure is not curable within such 15 day period, but is reasonably capable of cure within 45 days, either (aa) such failure shall continue for 45 days or (bb) the Company shall not have commenced a cure in a manner reasonably satisfactory to the Lender within the initial 15 day period; or

        (d) any representation or warranty of the Company made in this Debenture, in the Security Agreement, in the Senior Secured Convertible Debenture Purchase Agreement or in any certificate delivered hereunder or thereunder shall prove to have been false in any material respect upon the date when made or deemed to have been made; or

                                       5.

        (e) the Company shall fail to pay at maturity, or within any applicable period of grace, any obligations for borrowed monies or advances, or for the use of real or personal property, or fail to observe or perform any term, covenant or agreement evidencing or securing such obligations for borrowed monies or advances, or relating to such use of real or personal property, the result of which failure is to permit the holder or holders of such indebtedness to cause indebtedness in an aggregate amount of $100,000 or more to become due prior to its stated maturity upon delivery of required notice, if any; or

        (f) the Company shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar official of itself or of all or a substantial part of its property, (ii) be generally not paying its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (v) take any action or commence any case or proceeding under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, or any other law providing for the relief of debtors, (vi) fail to contest in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code or other law, (vii) take any action under the laws of its jurisdiction of incorporation or organization similar to any of the foregoing, or (viii) take any corporate action for the purpose of effecting any of the foregoing; or

        (g) a proceeding or case shall be commenced, without the application or consent of the Company in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets, or (iii) similar relief in respect of it, under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts or any other law providing for the relief of debtors, and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of 30 days; or an order for relief shall be entered in an involuntary case under the Federal Bankruptcy Code, against the Company; or action under the laws of the jurisdiction of incorporation or organization of the Company similar to any of the foregoing shall be taken with respect to the Company and shall continue unstayed and in effect for any period of 30 days; or

        (h) a judgment or order for the payment of money shall be entered against the Company by any court, or a warrant of attachment or execution or similar process shall be issued or levied against property of the Company that in the aggregate exceeds $50,000 in value and such judgment, order, warrant or process shall continue undischarged or unstayed for 30 days.

                                       6.

4.      REMEDIES.

        Upon the occurrence or existence of any Event of Default (other than an Event of Default referred to in Sections 3(f) and (g)) and at any time thereafter during the continuance of such Event of Default, the Holder may, by written notice to the Company, declare all outstanding principal and accrued interest payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Security Agreement to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Sections 3(f) and (g), immediately and without notice, all outstanding principal and accrued interest payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Security Agreement to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Holder may (i) demand that the Company use its best efforts to increase the size of its Board of Directors by one member and to permit the Holder to appoint such member to the Company's Board of Directors, and (ii) exercise any other right, power or remedy granted to it by the Security Agreement or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

5.      MISCELLANEOUS.

        (a) The undersigned maker hereby waives presentment, demand, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Debenture.

        (b) Neither this Debenture nor any of the rights, interests or obligations hereunder may be sold, assigned, transferred or otherwise disposed of by the Holder, by operation of law or otherwise, without the prior written consent of the Company (except to an Affiliate (as defined below) of the Holder, which transfer is deemed to be permitted). For purposes of this paragraph, "Affiliate" shall mean, with respect to any individual or entity, any other individual or entity that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such individual or entity. For purposes of this definition, the term "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any individual or entity, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such individual or entity, whether through the ownership of voting securities or by contract or otherwise.

                                       7.

        (c) This instrument shall have the effect of an instrument executed under seal and shall be governed by and construed in accordance with the laws of California (without giving effect to any conflicts of laws provisions contained therein).

CONTINUUS SOFTWARE CORPORATION            LONDON PACIFIC LIFE & ANNUITY COMPANY



By:/s/ John Wark                          By:/s/ Susan Y. Gressel
   ------------------------------------      ----------------------------------
Name:John R. Wark                         Name:Susan Y. Gressel
     ----------------------------------        --------------------------------
Title:President/Chief Executive Officer   Title:Vice President/Treasurer
      ---------------------------------         -------------------------------

                                       8.

                                   APPENDIX I

        In the event of the issuance (a "Diluting Issuance") by the Company, after the date of the Senior Secured Convertible Debenture (the "Debenture"), of securities at a price per share less than the conversion price, as provided in
Section 2 of the Debenture (the "Conversion Price"), then the number of Shares issuable upon conversion of the Debenture shall be adjusted as a result of Diluting Issuances in accordance with the following provisions (subject to the automatic amendment of the following provisions when any amendments are made to Section B(4)(c) of Article III of the Company's Amended and Restated Articles of
Incorporation:

1.      CAPITALIZED TERMS.

        Capitalized terms used in this Appendix I that are not otherwise defined herein shall have the respective meanings assigned to them in the Debenture, dated as of September 23, 1997, to which this Appendix I is attached, if therein defined.

2.      ADJUSTMENT OF CONVERSION PRICE UPON ISSUANCE OF ADDITIONAL STOCK.

        (a) SPECIAL DEFINITIONS. For purposes of this Section 2, the following definitions shall apply:

               (i) "OPTIONS" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

               (ii) "ORIGINAL ISSUE DATE" shall mean the date of the Debenture.

               (iii) "CONVERTIBLE SECURITIES" shall mean any evidences of indebtedness, shares or other securities convertible into or exchangeable for Common Stock.

               (iv) "ADDITIONAL SHARES OF COMMON" shall mean all shares of Common Stock issued (or, pursuant to Section 2(c) hereof, deemed to be issued) by the corporation after the Original Issue Date, other than shares of Common Stock issued or issuable or deemed to be issued:

                     (1) upon conversion of shares of the Series A Preferred, the Series B Preferred, the Series C Preferred, the Series D Preferred and/or the Series E Preferred;

                     (2) upon issuance by the corporation or exercise by holders thereof of those certain warrants dated December 29, 1994 to purchase up to an aggregate of 1,908,397 shares of Common Stock, outstanding warrants to purchase up to an

                                       I-1.

aggregate of 42,000 shares of Series A Preferred and outstanding warrants to purchase up to an aggregate of 151,418 shares of Series C Preferred;

                     (3) upon issuance by the corporation or exercise by holders thereof of warrants to purchase up to an aggregate of 587,618 shares of Common issued substantially concurrently with the Series D Preferred;

                     (4) upon issuance by the corporation or exercise by holders thereof of warrants to purchase up to an aggregate of 782,834 shares of Series E Preferred Stock;

                      (5) as a result of an adjustment made pursuant to Sections 2(d) hereof or Sections 2(a), 2(b) or 2(c) of the Debenture;

                      (6) to officers, directors, and employees of, and consultants to, the corporation pursuant to stock option plans or agreements as designated and approved by the Board of Directors, in an aggregate amount of not more than 4,650,000 shares (of which 3,584,858 shares are subject to options outstanding as of May 15, 1997 and an additional 336,142 shares remain available for issuance as of May 15, 1997, provided that shares subject to options that expire pursuant to the terms of such options or that are repurchased by the corporation at a price equal to cost thereof to the holder pursuant to the terms of the agreement by which such shares were purchased from the corporation shall again become available for issuance under this subparagraph (6)), subject to appropriate adjustment for any stock split, recapitalization or similar event;

                      (7) as a dividend or distribution on Preferred Stock; or

                      (8) by way of dividend or other distribution on shares of Common Stock excluded from the definition of Additional Shares of Common by the foregoing clauses (1), (2), (3), (4), (5), (6), (7) or this clause (8) or on shares of Common Stock so excluded.

        (b) NO ADJUSTMENT OF CONVERSION PRICE: No adjustment in the Conversion Price shall be made in respect of the issuance of Additional Shares of Common unless the consideration per share for an Additional Share of Common issued or deemed to be issued by the corporation is less than the Conversion Price in effect on the date of, and immediately prior to the issue of, Common Stock issued upon conversion of the Debenture.

        (c)    DEEMED ISSUE OF ADDITIONAL SHARES OF COMMON.

               (i) OPTIONS AND CONVERTIBLE SECURITIES. In the event the corporation at any time or from time to time after the Original Issue Date shall issue any Options or

                                       I-2.

Convertible Securities, or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 2(e) hereof) of such Additional Shares of Common would be less than the Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common are deemed to be issued;

                        (1) no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                        (2) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the corporation, or decrease in the number of shares of Common issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities; and

                        (3) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                            a. in the case of Convertible Securities or Options
for Common the only Additional Shares of Common issued were the shares of Common, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or


                                       I-3.

exchanged, plus the additional consideration, if any, actually received by the corporation upon such conversion or exchange, and

                            b. in the case of Options for Convertible Securities
only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the corporation for the Additional Shares of Common deemed to have been then issued was the consideration actually received by the corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the corporation upon the issue of the Convertible Securities with respect to which such Options were actually exercised; and

                        (4) no readjustment pursuant to clause (2) or (3) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the original adjustment date prior to the original adjustment, or (ii) the Conversion Price that would have resulted from any issuance of Additional Shares of Common between the original adjustment date and such readjustment date.

        (d) ADJUSTMENT OF CONVERSION PRICE UPON ISSUANCE OF ADDITIONAL SHARES OF COMMON.

               In the event this corporation shall issue Additional Shares of Common (including Additional Shares of Common deemed to be issued pursuant to Section 2(c) hereof) without consideration or for a consideration per share less than the Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price and the denominator of which shall be the number of shares of Common outstanding immediately prior to such issue plus the number of such Additional Shares of Common so issued; provided, however, that for the purposes of this
Section 2(d), all shares of Common Stock issuable upon conversion of outstanding Convertible Securities, shall be deemed to be outstanding, and immediately after any Additional Shares of Common are deemed issued pursuant to Section 2(c) hereof, such Additional Shares of Common shall be deemed to be outstanding.


                                       I-4.

        (e) DETERMINATION OF CONSIDERATION.

               For purposes of this Section 2, the consideration received by the corporation for the issue of any Additional Shares of Common shall be computed as follows:

               (i)    CASH AND PROPERTY:  Such consideration shall:

                      (1) insofar as it consists of cash, be computed at the aggregate amount of cash received by the corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                      (2) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the corporation's Board of Directors; and

                      (3) in the event Additional Shares of Common are issued together with other shares or securities or other assets of the corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board.

               (ii) OPTIONS AND CONVERTIBLE SECURITIES. The consideration per share received by the corporation for Additional Shares of Common deemed to have been issued pursuant to Section 2(c)(i) hereof, relating to Options and Convertible Securities, shall be determined by dividing

                      (x) the total amount, if any, received or receivable by the corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                      (y) the maximum number of shares of Common (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.


                                       I-5.